EXHIBIT 21
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                              PACIFIC STATE BANCORP
                              LIST OF SUBSIDIARIES
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        Pacific State Bank
        Pacific State Statutory Trust I (Unconsolidated)
        Pacific State Statutory Trust II (Unconsolidated)